EXHIBIT 3.3


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             FRENCH FRAGRANCES, INC.

                             (A FLORIDA CORPORATION)



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
                                      INDEX
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                                                                                                               PAGE
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ARTICLE ONE                OFFICES...............................................................................2

         Section 1.        Registered Office.....................................................................2

         Section 2.        Other Offices.........................................................................2

ARTICLE TWO                MEETINGS OF SHAREHOLDERS..............................................................2

         Section 1.        Place.................................................................................2

         Section 2.        Time of Annual Meeting................................................................2

         Section 3.        Call of Special Meetings..............................................................2

         Section 4.        Notice of Waiver and Notice...........................................................3

         Section 5.        Advance Notice of Business at Annual Meeting..........................................3

         Section 6.        Business of Special Meeting...........................................................3

         Section 7.        Quorum................................................................................3

         Section 8.        Required Vote.........................................................................4

         Section 9.        Voting of Shares......................................................................4

         Section 10.       Proxies...............................................................................4

         Section 11.       Shareholder List......................................................................4

         Section 12.       Action Without Meeting................................................................4

         Section 13.       Closing of Transfer Books and Fixing Record Date......................................5

         Section 14.       Inspectors and Judges.................................................................5

ARTICLE THREE              DIRECTORS.............................................................................6

         Section 1.        Number, Election and Term.............................................................6

         Section 2.        Vacancies.............................................................................6

         Section 3.        Powers................................................................................6

         Section 4.        Place of Meetings.....................................................................6

         Section 5.        Annual Meeting........................................................................6

         Section 6.        Regular Meetings......................................................................6

         Section 7.        Special Meetings and Notice...........................................................6

         Section 8.        Quorum and Required Vote..............................................................7

         Section 9.        Action Without Meeting................................................................7

         Section 10.       Telephone Meetings....................................................................7

         Section 11.       Committees............................................................................7


                                       i
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                                      INDEX
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                                   (continued)
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         Section 12.       Compensation of Directors.............................................................8

         Section 13.       Chairman of the Board.................................................................8

         Section 14.       Shareholder Nomination of Director Candidates.........................................8

ARTICLE FOUR               OFFICERS..............................................................................8

         Section 1.        Positions.............................................................................9

         Section 2.        Election of Specified Officers by Board...............................................9

         Section 3.        Election or Appointment of Other Officers.............................................9

         Section 4.        Salaries..............................................................................9

         Section 5.        Term..................................................................................9

         Section 6.        President.............................................................................9

         Section 7.        Vice Presidents.......................................................................9

         Section 8.        Secretary.............................................................................9

         Section 9.        Treasurer............................................................................10

ARTICLE FIVE               CERTIFICATES FOR SHARES..............................................................10

         Section 1.        Issue of Certificates................................................................10

         Section 2.        Legends for Preferences and Restrictions on Transfer.................................10

         Section 3.        Facsimile Signatures.................................................................11

         Section 4.        Lost Certificates....................................................................11

         Section 5.        Transfer of Shares...................................................................11

         Section 6.        Registered Shareholders..............................................................11

         Section 7.        Redemption of Control Shares.........................................................12

ARTICLE SIX                GENERAL PROVISIONS...................................................................12

         Section 1.        Dividends............................................................................12

         Section 2.        Reserves.............................................................................12

         Section 3.        Checks...............................................................................12

         Section 4.        Fiscal Year..........................................................................12

         Section 5.        Seal.................................................................................12

ARTICLE SEVEN              AMENDMENTS OF BYLAWS.................................................................12

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                                       ii

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             FRENCH FRAGRANCES, INC.

                                  ARTICLE ONE

                                     OFFICES
                                     -------

         Section 1. REGISTERED OFFICE. The registered office of French Fragrances, Inc., a Florida corporation (the "Corporation"), shall be located in the City of Miami, County of Dade, State of Florida.

         Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         Section 1. PLACE. All annual meetings of shareholders shall be held at such time and place, within or without the State of Florida, as may be designated by the board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the Sate of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. TIME OF ANNUAL MEETING. Annual meetings of shareholders shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. CALL OF SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors of the holders of not less than one-tenth of all shares entitled to vote at the meeting. Except as otherwise provided by law or in these Bylaws, upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the Chairman, President or Secretary by any persons entitled to call a special meeting, it shall be the duty of such Chairman, President or Secretary to cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than sixty (60) nor more than ninety (90) days after the receipt of such request, as such officer may fix. If the notice is not given within forty (40) days after the delivery or mailing of such request, the person calling the meeting may fix the time of meeting and give notice thereof in the manner hereafter provided, or cause such notice to be given by any designated representative.

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         Section 4. NOTICE OF WAIVER AND NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notwithstanding anything in these Bylaws to the contrary, and except as otherwise provided by law, notice of a special meeting called by a shareholder of the Corporation shall be delivered to each shareholder of record entitled to vote at such meeting at least forty (40) days before the date of the meeting. A notice mailed at least thirty (30) days before the date of the meeting, may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholders at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

         Section 5. ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETING. Except as otherwise provided in these Bylaws, any shareholder entitled to vote at a meeting may propose business to be brought before such a meeting only if such meeting is an annual meeting of shareholders and if written notice of the shareholder's intent to bring such business before the meeting has been given, either by personal delivery or by the United States Mail, postage prepaid, to the Secretary of the Corporation, not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to bring such business before the meeting; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business specified in the notice; (c) a description of all arrangements or understandings between the shareholder and any party to which such business relates; and (d) such other information regarding the business proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the business been proposed by the Board of Directors. The presiding officer at the meeting may refuse to acknowledge and business not made in compliance with the foregoing procedure.

         Section 6. BUSINESS OF SPECIAL MEETING. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 7. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Corporation's articles of incorporation (the "Articles of Incorporation"). If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

         Section 8. REQUIRED VOTE. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Corporation's shareholders, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

         Section 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or the Florida General Corporation Act.

         Section 10. PROXIES. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

         Section 11. SHAREHOLDER LIST. The officer or agent having charge of the Corporation's stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any shareholder at any time during the usual business hours at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

         Section 12. ACTION WITHOUT MEETING. Any action required by the statutes to be taken at a meeting of shareholder's, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on the action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting with respect to the subject matter thereon and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting; provided, however, that no such consent shall be valid unless written notice is delivered either in person or by registered or certified mail, by registered or certified mail, return receipt requested, to the Chairman, President or

Secretary of the Corporation. Such notice shall state the purpose or purposes of for which such action without a meeting shall be taken. Notwithstanding anything in these Bylaws to the contrary, the record date for action without a meeting shall be ten (10) days after such notice is received by the Chairman, President or Secretary of the Corporation and public announcement of such record date shall be made.

         Section 13. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date or the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 14. INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election of judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

                                  ARTICLE THREE

                                    DIRECTORS
                                    ---------

         Section 1. NUMBER, ELECTION AND TERM. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, no director's terms shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall holder office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. A director may be removed only for cause and only by the affirmative vote of the holders of at least eight percent (80%) of the shares entitled to vote and represented at a special meeting of the shareholders called for that purpose at which a quorum is present.

         Section 2. VACANCIES. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors. A director elected to fill a position resulting from an increase in the Board of Directors shall be apportioned among the classes as equally as possible.

         Section 3. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

         Section 4. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

         Section 5. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 7. SPECIAL MEETINGS AND NOTICE. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four

(24) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, and shall be deemed delivered when the same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Whenever any notice is required to be given to any director, a waiver therefor in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 8. QUORUM AND REQUIRED VOTE. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

         Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 10. TELEPHONE MEETINGS. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         Section 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 12. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 13. CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

         Section 14. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES. Except as otherwise provided by law or in the Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors as a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, within ten (10) days after the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the names and addresses of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                  ARTICLE FOUR

                                    OFFICERS
                                    --------

         Section 1. POSITIONS. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolutions, a Chairman of the Board. Any two or more offices may be held by the same person.

         Section 2. ELECTION OF SPECIFIED OFFICERS BY BOARD. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer.

         Section 3. ELECTION OR APPOINTMENT OF OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

         Section 4. SALARIES. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his discretion.

         Section 5. TERM. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors.

         Section 6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the shareholders and the Board of Directors.

         Section 7. VICE PRESIDENTS. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

         Section 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

         Section 9. TREASURER. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

                                  ARTICLE FIVE

                             CERTIFICATES FOR SHARES
                             -----------------------

         Section 1. ISSUE OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof, the name of the Corporation, that the Corporation is organized under the laws of the State of Florida, the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate.

         Section 2. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. Every certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of:

                  (a) The designation, preferences, limitation, and relative rights of the shares of each class or series authorized to be issued.

                  (b) The variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined.

                  (c) The authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend.

                           "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

         Section 3. FACSIMILE SIGNATURES. The signatures of the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimilies, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or any employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

         Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 5. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

         Section 7. REDEMPTION OF CONTROL SHARES. As provided by the Florida General Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may redeem the control shares at fair market value at any time during the sixty (60) day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the corporation only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                  ARTICLE SIX

                               GENERAL PROVISIONS
                               ------------------

         Section 1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

         Section 2. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         Section 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

         Section 5. SEAL. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE SEVEN

                              AMENDMENTS OF BYLAWS
                              --------------------

         These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which quorum is present, by the affirmative vote of a majority of the directors present at such meeting.